Exhibit 3.13

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

                                                         Enbridge Inc.

Corporate name / Dénomination sociale

                                                 227602-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

                                                     Marcie Girouard

Director / Directeur

                                                         2011-05-11

Date of Amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Industry Canada	Industrie Canada	Form 4	Formulaire 4
		Articles of Amendment	Clauses modificatrices
		Canada Business Corporations Act	Loi canadienne sur les sociétés par
		(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
Enbridge Inc.
2	Corporation number
Numéro de la société
227602-0
3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:

La description des catégories d’actions est modifiée comme suit :

See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by /Original signé par
Alison T. Love
Alison T. Love 403-231-3938

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3069 (2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’actions

The Articles of the Corporation are amended pursuant to subsection 173(1)(h) of the Canada Business Corporations Act as follows:

Each of the issued and outstanding Common Shares of the Corporation is split into two (2) Common Shares for each one (1) Common Share of the Corporation, effective May 26, 2011.